Exhibit 99.3

N / E / W / S       R / E / L / E / A / S / E

September 25, 2025

FOR IMMEDIATE RELEASE

For more information, contact:

First Merchants Corporation

Nicole M. Weaver, First Vice President and Director of Corporate Administration
765-521-7619

http://www.firstmerchants.com

First Savings Financial Group, Inc.

Larry W. Myers, President and Chief Executive Officer

(812) 283-0724

http://www.fsbbank.net

SOURCE: First Merchants Corporation, Muncie, Indiana and First Savings Financial Group, Inc., Jeffersonville, Indiana

FIRST MERCHANTS CORPORATION AND FIRST SAVINGS FINANCIAL GROUP, INC. ANNOUNCE SIGNING OF DEFINITIVE MERGER AGREEMENT

MUNCIE, IN. and JEFFERSONVILLE, IN, September 25, 2025 -- First Merchants Corporation (Nasdaq: FRME) (“First Merchants”) and First Savings Financial Group, Inc., (Nasdaq: FSFG) (“First Savings”) today announced they have entered into a definitive merger agreement pursuant to which First Savings will merge with and into First Merchants in an all-stock transaction currently valued at approximately $241.3 million. Immediately following the merger, First Savings Bank will merge with and into First Merchants Bank.

Headquartered in Jeffersonville, Indiana, First Savings operates 16 banking center locations in southern Indiana. First Savings has total assets of $2.4 billion, total loans of $1.9 billion, and total deposits of $1.7 billion earning a 1.02% return on average assets (annualized) and a 13.7% return on average equity (annualized) for the quarter ended June 30, 2025.

The merger agreement provides that the common shareholders of First Savings will have the right to receive 0.85 of a share of First Merchants common stock, in a tax-free exchange, for each share of First Savings common stock owned. Based on the closing price of First Merchants common stock on September 24, 2025 of $39.53 per share, the implied merger consideration for each share of First Savings common stock is $33.60 per share. First Merchants anticipates earnings per share accretion of approximately 11% in 2027 (the first full year of combined operations) and a tangible book value earnback period of 3.0 years.

“We view First Savings Bank as a meaningful addition to our Indiana deposit network,” said Mark Hardwick, CEO of First Merchants. “Its presence strengthens our southern Indiana growth potential.  We are also excited about the opportunities the triple net lease financing, first lien HELOCs and SBA lending verticals will offer by supporting steady, diversified loan growth across economic cycles.”

The transaction is expected to close in the first quarter of 2026, subject to First Savings’ shareholder approval, regulatory approvals, and other customary conditions. First Merchants’ shareholder approval is not required. The combined company, conducting its banking business as First Merchants Bank, expects to complete its system integration during the second quarter of 2026.

First Merchants and First Savings will have combined assets of approximately $21.0 billion and First Merchants will remain the second largest financial holding company headquartered in Indiana. The combined company will have 127 branches across Indiana, Michigan, and Ohio.

First Merchants expects to appoint Larry W. Myers, President and Chief Executive Officer and a Director of First Savings, to its Board of Directors in connection with the merger.

Mr. Myers stated, “For nearly 90 years, First Savings Bank has combined strong performance for our shareholders with a deep commitment to our community and the development of innovative business lines. By joining with First Merchants, we are ensuring that these values endure while opening the door to exciting new opportunities for customers, employees and investors.”

According to Mike Stewart, President of First Merchants, “This acquisition represents more than just growth - it’s a reaffirmation of our purpose. We are proud to welcome a community bank that shares our deep-rooted commitment to Hoosier values by serving our communities with genuine care, dependable service and lasting trust. First Savings’ connection to its southern Indiana communities mirrors our own, and together, we will continue to empower individuals and businesses across Indiana.”

Stephens Inc. is serving as financial advisor to First Merchants, and Dentons is serving as legal advisor. Piper Sandler & Co. is serving as financial advisor to First Savings and Luse Gorman, PC is serving as legal advisor.

Additional Information

Communications in this news release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote in connection with the proposed merger. First Merchants will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger that will include a proxy statement for First Savings and a prospectus for First Merchants, as well as other relevant documents concerning the proposed merger. When finalized, the Proxy Statement-Prospectus will be submitted to First Savings’ common shareholders to solicit their proxies in connection with their vote on the proposed merger. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT-PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CONCERNING THE PROPOSED MERGER, TOGETHER WITH ALL AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

When filed, the Proxy Statement-Prospectus and other documents relating to the proposed merger filed by First Merchants and First Savings can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Merchants website at www.firstmerchants.com under the tab “Investor Relations”, then under the heading “Financial Information” and finally under the link “SEC Filings,” or by accessing First Savings’ website at www.fsbbank.net under the link “Investor Relations.” Alternatively, these documents, when available, can be obtained free of charge from First Merchants upon written request to First Merchants Corporation, 200 East Jackson Street, Muncie, IN 47305, Attention: Corporate Secretary, or by calling (765) 747-1500, or from First Savings, upon written request to First Savings Financial Group, Inc., 702 N. Shore Drive, Suite 300, Jeffersonville, IN 47130, Attention: Investor Relations, or by calling (812) 283-0724.

First Merchants and First Savings and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the common shareholders of First Savings in connection with the proposed merger. Information about the directors and executive officers of First Merchants is set forth in the proxy statement for First Merchants’ 2025 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 1, 2025, which information has been updated by First Merchants from time to time in subsequent filings with the SEC. Information about the directors and executive officers of First Savings is set forth in the proxy statement for the First Savings 2025 annual meeting of shareholders, as filed with the SEC on Schedule 14A on January 8, 2025. Additional information regarding the interests of these participants, including First Savings’ officers and directors, will also be included in the Proxy Statement-Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described above.

Forward-Looking Statements

This news release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward- looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger between First Merchants and First Savings, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the proposed merger, as well as other statements of expectations regarding the proposed merger, and other statements of First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits, whether with respect to the proposed merger or otherwise. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of First Merchants and First Savings will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the proposed merger may not be fully realized or realized within the expected time frame; revenues following the proposed merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the proposed merger; the ability to obtain required regulatory approvals or the approval of First Savings’ common shareholders, and the ability to complete the proposed merger on the expected timeframe; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit-worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity (including the ability to grow and maintain core deposits and retain large uninsured deposits), credit and interest rate risks associated with First Merchants’ business; the impacts of epidemics, pandemics or other infectious disease outbreaks; and other risks and factors identified in each of First Merchants’ filings with the SEC. Neither First Merchants nor First Savings undertakes any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release. In addition, the companies’ respective past results of operations do not necessarily indicate their anticipated future results, whether or not the proposed merger is completed.

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